Exhibit 99

Paramount

EARNINGS PRESS RELEASE | February 16, 2023

PARAMOUNT REPORTS Q4 AND FULL YEAR 2022 EARNINGS RESULTS

★ **Paramount+ Added Record 9.9M Subscribers in Q4 and Grew Revenue 81% Year-Over-Year**
- Reached Nearly 56M Paramount+ Subscribers, With Global Direct-to-Consumer (DTC) Subscribers Rising To More Than 77M
- Pluto TV Also Added 6.5M Global Monthly Active Users (MAUs), Reaching Nearly 79M

★ **TV Media Adjusted OIBDA Grew 5% Year-Over-Year Despite Macro Headwinds**
- Regained Position as the Most-Watched Media Family in Linear Television

★ **Affiliate & Subscription Revenue Increased 8% Year-Over-Year Demonstrating Power of Multiplatform Model**

★ **Six of Paramount Pictures' Releases in 2022 Opened #1 at the U.S. Box Office**
- Led by *Top Gun: Maverick*, a Top 5 Domestic Movie of All Time
- Since the Launch of Paramount+, Paramount Pictures Films Account for 5 of the Top 15 Engagement Drivers and 3 of the Top 15 Acquisition Drivers On the Service

STATEMENT FROM BOB BAKISH, PRESIDENT & CEO

"Paramount continues to demonstrate the success of its global multiplatform strategy, with popular content at its core. Nowhere was this more evident than in the growth of Paramount+, which added a record 9.9M subscribers in the fourth quarter, driven by hit content like *Top Gun: Maverick*, *1923* and *Criminal Minds: Evolution*. In addition, in 2022, Paramount Pictures had 6 films open at #1 in the U.S. box office and Paramount regained its position as the most-watched media family in linear television. Our content and platform strategy is working and, with even more exceptional content coming this year, we expect to return the company to earnings growth in 2024."

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS	Three Months Ended December 31			Twelve Months Ended December 31		
GAAP	2022	2021	B/(W)%	2022	2021	B/(W)%
Revenue	$ 8,131	$ 8,000	2 %	$ 30,154	$ 28,586	5 %
• TV Media	5,883	6,302	(7)%	21,732	22,734	(4)%
• Direct-to-Consumer	1,396	1,072	30 %	4,904	3,327	47 %
• Filmed Entertainment	936	694	35 %	3,706	2,687	38 %
• Eliminations	(84)	(68)	(24)%	(188)	(162)	(16)%
Operating income	$ 182	$ 2,664	(93)%	$ 2,342	$ 6,297	(63)%
Diluted EPS from continuing operations attributable to Paramount	$ (.29)	$ 3.05	(110)%	$ 1.03	$ 6.69	(85)%
Non-GAAP†						
Adjusted OIBDA	$ 614	$ 557	10 %	$ 3,276	$ 4,444	(26)%
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .08	$ .26	(69)%	$ 1.71	$ 3.48	(51)%

† Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.

CBS SHOWTIME Paramount nickelodeon MTV COMEDY CENTRAL BET Paramount+ pluto Simon & Schuster 5 10 telefe colors

Q4 2022 EARNINGS – SEGMENTS

DIRECT-TO-CONSUMER

Q4 HIGHLIGHTS

- Global DTC subscribers rose to more than 77M.
  - Reflects the addition of 10.8M DTC subscribers in the quarter.
  - Paramount+ subscribers grew to nearly 56M following a record quarterly increase of 9.9M subscribers.
    - Subscriber growth was driven by a strong content slate, including the NFL, the expansion of existing franchises like *Top Gun: Maverick* and *1923*, the success of new franchises like *Tulsa King and Smile*, as well as CBS's overall entertainment slate.
    - Internationally, *Yellowstone* and *Top Gun: Maverick* were top acquisition drivers for the service.
    - On a full year basis, Paramount+ continued to benefit from a partnership-based approach, including establishing and expanding relationships with Walmart, Delta, Sky, Canal+, Amazon and Roku.
    - According to Antenna, since launch Paramount+ is the #1 premium streaming service in domestic sign-ups and gross subscriber additions, and had the most sign-ups in 2022.
- Pluto TV increased global MAUs by 6.5M in the quarter driven by growth in all markets and expansion into Canada.
  - Grew global total viewing hours strong double digits quarter-over-quarter and year-over-year.

Q4 FINANCIALS

- DTC revenue increased 30% year-over-year.
  - Paramount+ revenue grew 81% year-over-year.
  - Subscription revenue grew 48% year-over-year, principally reflecting paid subscriber growth on Paramount+.
  - Advertising revenue rose 4% year-over-year.
- Adjusted OIBDA decreased $73 million year-over-year, reflecting investments in content and international expansion.


Criminal Minds: Evolution
1923
Top Gun: Maverick

GLOBAL DTC SUBSCRIBERS
77M+
+10.8M
QOQ

DTC REVENUE GROWTH
~$1.4B
↑30%
YOY

Paramount+

GLOBAL SUBSCRIBERS
~56M
+9.9M
QOQ

REVENUE GROWTH
~$800M
↑81%
YOY

$ IN MILLIONS	Three Months Ended December 31				Twelve Months Ended December 31			
	2022	2021	$ B/(W)	%	2022	2021	$ B/(W)	%
Revenue	$ 1,396	$ 1,072	$ 324	30 %	$ 4,904	$ 3,327	$ 1,577	47 %
• Advertising	460	441	19	4	1,533	1,298	235	18
• Subscription	936	631	305	48	3,371	2,029	1,342	66
Expenses	1,971	1,574	(397)	(25)	6,723	4,319	(2,404)	(56)
Adjusted OIBDA	$ (575)	$ (502)	$ (73)	(15)%	$ (1,819)	$ (992)	$ (827)	(83)%

2

Q4 2022 EARNINGS – SEGMENTS
Paramount

TV MEDIA

Q4 HIGHLIGHTS

- Popular franchise content enabled Paramount's networks to regain position as the most-watched media family in linear television.
- CBS continued to lead with:
  - 7 of the top 10 and 14 of the top 20 entertainment shows, including the #1 drama and overall show in *NCIS*, the #1 comedy in *Young Sheldon* and the #1 new show in *Fire Country*.
  - The highest average viewership among all networks during the NFL playoffs.
- Paramount's cable networks achieved strong viewership share across key demographics.
  - *Yellowstone* was the most-watched original series across all of television.
  - Adult cable series on Paramount networks accounted for 3 of the top 5 and 5 of the top 10 among audiences P18-34.
  - Nickelodeon had 7 of the top 10 cable series among audiences P2-11.

Q4 FINANCIALS

- Revenue declined 7% year-over-year.
  - Advertising revenue decreased 7% year-over-year as increases from political advertising and pricing only partially offset lower impressions and a 2% unfavorable impact from FX.
  - Affiliate and subscription revenue declined 4% year-over-year, as the evolution of certain international affiliate agreements resulted in a shift of revenue from our pay television services to our streaming services, and rate increases for our domestic networks only partially offset subscriber declines.
  - Licensing and other revenue declined 11% year-over-year driven by a lower volume of programming produced for third parties.
- Adjusted OIBDA increased 5% year-over-year, as the revenue decline was more than offset by lower costs.

CBS SHOWTIME MTV BET Paramount nickelodeon

Paramount
#1 PORTFOLIO IN LINEAR TV VIEWERSHIP
Domestic; P2+

CBS
14 OF THE TOP 20 BROADCAST ENTERTAINMENT SHOWS



#1 NEW SHOW
Fire Country



#1 COMEDY
Young Sheldon



#1 DRAMA & OVERALL SHOW
NCIS

nickelodeon
7 OF THE TOP 10 CABLE SERIES AMONG P2-11



YELLOWSTONE
#1 MOST-WATCHED ORIGINAL SERIES ACROSS ALL OF TV

Source: Nielsen Media Research

$ IN MILLIONS	Three Months Ended December 31							Twelve Months Ended December 31						
		2022		2021		$ B/(W)	%		2022		2021		$ B/(W)	%
Revenue	$	5,883	$	6,302	$	(419)	(7)%	$	21,732	$	22,734	$	(1,002)	(4)%
• Advertising		2,682		2,875		(193)	(7)		9,350		10,105		(755)	(7)
• Affiliate and subscription		2,024		2,110		(86)	(4)		8,180		8,413		(233)	(3)
• Licensing and other		1,177		1,317		(140)	(11)		4,202		4,216		(14)	—
Expenses		4,587		5,064		477	9		16,281		16,842		561	3
Adjusted OIBDA	$	1,296	$	1,238	$	58	5 %	$	5,451	$	5,892	$	(441)	(7)%

3

Q4 2022 EARNINGS – SEGMENTS

Paramount

FILMED ENTERTAINMENT

Q4 HIGHLIGHTS

- Paramount Pictures' sixth #1 box office film, *Smile*, became 2022's biggest global horror movie and the studio's third biggest revenue driver behind *Sonic the Hedgehog 2* and *Top Gun: Maverick*.
- Strong performance in home entertainment in the quarter driven by multiplatform release of *Top Gun: Maverick*.

Q4 FINANCIALS

- Revenue increased 35% year-over-year, as the strength of our 2022 releases drove growth in both theatrical and licensing revenues.
  - Theatrical revenues increased 149% year-over-year, driven by the box office success of *Smile*.
  - Licensing and other revenues grew 28% year-over-year, benefiting from 2022 releases in the home entertainment window, led by the continued success of *Top Gun: Maverick*.
- Adjusted OIBDA increased $87 million in the quarter, reflecting higher profitability of our theatrical slate in 2022.

Paramount Pictures

nickelodeon STUDIO

THEATRICAL REVENUE YOY **+149%**

$ IN MILLIONS	Three Months Ended December 31				Twelve Months Ended December 31			
	2022	2021	$ B/(W)	%	2022	2021	$ B/(W)	%
Revenue	$ 936	$ 694	$ 242	35 %	$ 3,706	$ 2,687	$ 1,019	38 %
• Advertising	6	4	2	50	23	18	5	28
• Theatrical	97	39	58	149	1,223	241	982	407
• Licensing and other	833	651	182	28	2,460	2,428	32	1
Expenses	849	694	(155)	(22)	3,434	2,480	(954)	(38)
Adjusted OIBDA	$ 87	$ —	$ 87	n/m	$ 272	$ 207	$ 65	31 %

n/m - not meaningful

★ SIX #1 BOX OFFICE HITS IN 2022 ★



SCREAM 5



JACKASS FOREVER



THE LOST CITY



SONIC THE HEDGEHOG 2



TOP GUN: MAVERICK



SMILE

4

ABOUT PARAMOUNT Paramount (NASDAQ: PARA; PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry’s most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions. For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms. PARA-IR CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer viewership, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive industries, including cost increases; our ability to maintain attractive brands and to offer popular content; changes in consumer behavior, as well as evolving technologies and distribution models; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; risks related to our ongoing investments in new businesses, products, services, technologies and other strategic activities; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; the impact of COVID-19 and other pandemics and measures taken in response thereto; liabilities related to discontinued operations and former businesses; the loss of existing or inability to hire new key employees or secure creative talent; strikes and other union activity; volatility in the price of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

CONTACTS PRESS Justin dini

Q4 2022 EARNINGS – FINANCIAL STATEMENTS
Paramount

PARAMOUNT GLOBAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31	
	2022	2021	2022	2021
Revenues	$ 8,131	$ 8,000	$ 30,154	$ 28,586
Costs and expenses:				
Operating	5,483	5,452	19,845	17,744
Selling, general and administrative	2,034	1,991	7,033	6,398
Depreciation and amortization	123	101	405	390
Restructuring and other corporate matters	309	19	585	100
Total costs and expenses	7,949	7,563	27,868	24,632
Net gain on dispositions	—	2,227	56	2,343
Operating income	182	2,664	2,342	6,297
Interest expense	(230)	(241)	(931)	(986)
Interest income	35	16	108	53
Net gains (losses) from investments	—	—	(9)	47
Loss on extinguishment of debt	—	—	(120)	(128)
Other items, net	(33)	(22)	(124)	(77)
Earnings (loss) from continuing operations before income taxes and equity in loss of investee companies	(46)	2,417	1,266	5,206
(Provision) benefit for income taxes	37	(334)	(227)	(646)
Equity in loss of investee companies, net of tax	(80)	(11)	(204)	(91)
Net earnings (loss) from continuing operations	(89)	2,072	835	4,469
Net earnings from discontinued operations, net of tax	198	36	379	162
Net earnings (Paramount and noncontrolling interests)	109	2,108	1,214	4,631
Net earnings attributable to noncontrolling interests	(88)	(50)	(110)	(88)
Net earnings attributable to Paramount	$ 21	$ 2,058	$ 1,104	$ 4,543
Amounts attributable to Paramount:				
Net earnings (loss) from continuing operations	(177)	2,022	$ 725	$ 4,381
Net earnings from discontinued operations, net of tax	198	36	379	162
Net earnings attributable to Paramount	$ 21	$ 2,058	$ 1,104	$ 4,543
Basic net earnings (loss) per common share attributable to Paramount:				
Net earnings (loss) from continuing operations	$ (.29)	$ 3.10	$ 1.03	$ 6.77
Net earnings from discontinued operations	$ .30	$ .06	$ .58	$ .25
Net earnings	$ .01	$ 3.16	$ 1.61	$ 7.02
Diluted net earnings (loss) per common share attributable to Paramount: [(a)]				
Net earnings (loss) from continuing operations	$ (.29)	$ 3.05	$ 1.03	$ 6.69
Net earnings from discontinued operations	$ .30	$ .05	$ .58	$ .25
Net earnings	$ .01	$ 3.11	$ 1.61	$ 6.94
Weighted average number of common shares outstanding:				
Basic	650	647	649	641
Diluted [(b)]	651	662	650	655

(a) Diluted net earnings per common share ("EPS") for the three and twelve months ended December 31, 2022, excludes the effect of the assumed conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the three and twelve months ended December 31, 2022 of $14 million and $58 million, respectively, are deducted from net earnings from continuing operations and net earnings, as applicable.

(b) For the three months ended December 31, 2022, the weighted average number of common shares outstanding used in the calculation of diluted EPS from continuing operations is 650 and in the calculation of diluted EPS is 651. The dilutive impact to shares was excluded in the calculation of diluted EPS from continuing operations because it would have been antidilutive since we reported a net loss from continuing operations.

7

PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In millions, except per share amounts) At At December 31, 2022 December 31, 2021 ASSETS    Current Assets:    Cash and cash equivalents $ 2,885 $ 6,267 Receivables, net 7,412 6,984 Programming and other inventory 1,342 1,504 Prepaid expenses and other current assets 1,308 1,176 Current assets of discontinued operations 787 745 Total current assets 13,734 16,676 Property and equipment, net 1,762 1,736 Programming and other inventory 16,278 13,358 Goodwill 16,499 16,584 Intangible assets, net 2,694 2,772 Operating lease assets 1,391 1,630 Deferred income tax assets, net 1,242 1,206 Other assets 3,991 3,824 Assets held for sale — 19 Assets of discontinued operations 802 815 Total Assets $ 58,393 $ 58,620 LIABILITIES AND STOCKHOLDERS’ EQUITY    Current Liabilities:    Accounts payable $ 1,403 $ 800 Accrued expenses 2,071 2,323 Participants’ share and royalties payable 2,416 2,159 Accrued programming and production costs 2,063 1,342 Deferred revenues 973 1,091 Debt 239 11 Other current liabilities 1,477 1,182 Current liabilities of discontinued operations 549 571 Total current liabilities 11,191 9,479 Long-term debt 15,607 17,698 Participants’ share and royalties payable 1,744 1,244 Pension and postretirement benefit obligations 1,458 1,946 Deferred income tax liabilities, net 1,077 1,063 Operating lease liabilities 1,428 1,598 Program rights obligations 367 404 Other liabilities 1,715 1,898 Liabilities of discontinued operations 200 213 Redeemable noncontrolling interest — 107 Commitments and contingencies    Paramount stockholders’ equity:    5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share;    25 shares authorized and 10 shares issued (2022 and 2021) — — Class A Common Stock, par value $.001 per share; 55 shares authorized;    41 (2022 and 2021) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized;    1,112 (2022) and 1,110 (2021) shares issued 1 1 Additional paid-in capital 33,063 32,918 Treasury stock, at cost; 503 (2022 and 2021) shares of Class B Common Stock (22,958) (22,958) Retained earnings 14,737 14,343 Accumulated other comprehensive loss (1,807) (1,902) Total Paramount stockholders’ equity 23,036 22,402 Noncontrolling interests 570 568 Total Equity 23,606 22,970 Total Liabilities and Equity $ 58,393 $ 58,620

PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) Twelve Months Ended December 31 2022 2021 Operating Activities:    Net earnings (Paramount and noncontrolling interests) $ 1,214 $ 4,631 Less: Net earnings from discontinued operations, net of tax 379 162 Net earnings from continuing operations 835 4,469 Adjustments to reconcile net earnings from continuing operations to net cash flow    (used for) provided by operating activities from continuing operations:    Depreciation and amortization 405 390 Amortization of content costs and participation and residuals expense 14,951 13,649 Deferred tax provision (benefit) (106) 90 Stock-based compensation 172 192 Net gain on dispositions (56) (2,343) Net (gains) losses from investments 9 (47) Loss on extinguishment of debt 120 128 Equity in loss of investee companies, net of tax and distributions 207 96 Change in assets and liabilities    (Increase) decrease in receivables (180) 179 Increase in inventory and related program, participation, and residuals liabilities (17,164) (16,763) Increase in accounts payable and other liabilities 596 642 Decrease in pension and postretirement benefit obligations (44) (61) Increase in income taxes 272 265 Other, net (159) (51) Net cash flow (used for) provided by operating activities from continuing operations (142) 835 Net cash flow provided by operating activities from discontinued operations 361 118 Net cash flow provided by operating activities 219 953 Investing Activities:    Investments (254) (193) Capital expenditures (358) (354) Acquisitions, net of cash acquired — (54) Proceeds from dispositions 95 3,028 Other investing activities (1) (25) Net cash flow (used for) provided by investing activities from continuing operations (518) 2,402 Net cash flow used for investing activities from discontinued operations (8) (7) Net cash flow (used for) provided by investing activities (526) 2,395 Financing Activities:    Proceeds from issuance of debt 1,138 58 Repayment of debt (3,140) (2,230) Dividends paid on preferred stock (58) (30) Dividends paid on common stock (631) (617) Proceeds from issuance of preferred stock — 983 Proceeds from issuance of common stock — 1,672 Payment of payroll taxes in lieu of issuing shares for stock-based compensation (31) (110) Proceeds from exercise of stock options — 408 Payments to noncontrolling interests (218) (235) Other financing activities (41) (51) Net cash flow used for financing activities (2,981) (152) Effect of exchange rate changes on cash and cash equivalents (94) (48) Net (decrease) increase in cash, cash equivalents and restricted cash (3,382) 3,148 Cash, cash equivalents and restricted cash at beginning of year    (includes $135 (2021) of restricted cash) 6,267 3,119 Cash and cash equivalents at end of year $ 2,885 $ 6,267

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and twelve months ended December 31, 2022 and 2021 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating FBI income, earnings (loss) from continuing operations before income taxes, provision/benefit for income taxes, net earnings (loss) from continuing operations attributable to Paramount or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Three Months Ended Twelve Months Ended December 31 December 31 2022 2021 2022 2021 Operating income (GAAP) $ 182 $ 2,664 $ 2,342 $ 6,297 Depreciation and amortization (a) 123 101 405 390 Restructuring and other corporate matters (b) 309 19 585 100 Net gain on dispositions (b) — (2,227) (56) (2,343) Adjusted OIBDA (Non-GAAP) $ 614 $ 557 $ 3,276 $ 4,444 (a) The three and twelve months ended December 31, 2022 include an impairment charge for FCC licenses of $27 million.    (b) See notes on the following tables for additional information on items affecting comparability.

Q4 2022 EARNINGS – Supplemental Disclosures

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31, 2022			
	Earnings (loss) from Continuing Operations Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ (46)	$ 37	$ (177)	$ (.29)
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	309	(75)	234	.36
Impairment charge [(b)]	27	(7)	20	.03
Discrete tax items	—	(8)	(8)	(.02)
Adjusted (Non-GAAP)	$ 290	$ (53)	$ 69	$ .08

(a) Comprised of charges of $215 million for restructuring, consisting of severance costs and the impairment of lease assets and $94 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Annual Report on Form 10-K for the year ended December 31, 2022.

(b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their estimated fair values.

	Three Months Ended December 31, 2021			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 2,417	$ (334)	$ 2,022	$ 3.05
Items affecting comparability:				
Restructuring [(a)]	19	(5)	14	.02
Net gain on dispositions [(b)]	(2,227)	565	(1,662)	(2.51)
Discrete tax items [(c)]	—	(227)	(227)	(.34)
Impairment of equity-method investment, net of tax	—	—	34	.05
Impact of antidilution of Mandatory Convertible Preferred Stock [(d)]	—	—	—	(.01)
Adjusted (Non-GAAP)	$ 209	$ (1)	$ 181	$ .26

(a) Reflects severance costs associated with changes in management at certain of our businesses.

(b) Primarily reflects gains on the sales of CBS Studio Center and 51 West 52nd Street, an office tower that was formerly the headquarters of CBS ("51 West 52nd Street").

(c) Principally reflects the recognition of a capital loss associated with a change in the tax entity classification of a foreign subsidiary.

(d) The weighted average number of common shares outstanding used in the calculation of reported diluted EPS from continuing operations was 662 million and in the calculation of adjusted diluted EPS from continuing operations was 650 million. These amounts differ because adjusted diluted EPS excludes the effect of the assumed conversion of our Mandatory Convertible Preferred Stock into shares of common stock since the impact would have been antidilutive. As a result, in the calculation of adjusted diluted EPS, the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the three months ended December 31, 2021 of $14 million are deducted from net earnings from continuing operations.

11

Q4 2022 EARNINGS – Supplemental Disclosures

Paramount

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 1,266	$ (227)	$ 725	$ 1.03
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	585	(137)	448	.69
Impairment charge [(b)]	27	(7)	20	.03
Gain on dispositions [(c)]	(56)	14	(42)	(.06)
Loss from investments [(d)]	9	(1)	8	.01
Loss on extinguishment of debt	120	(28)	92	.14
Discrete tax items [(e)]	—	(80)	(80)	(.13)
Adjusted (Non-GAAP)	$ 1,951	$ (466)	$ 1,171	$ 1.71

(a) Comprised of charges of $328 million for restructuring, consisting of severance costs and the impairment of lease assets; $211 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Annual Report on Form 10-K for the year ended December 31, 2022; and $46 million recorded following Russia's invasion of Ukraine in the first quarter of 2022, principally to reserve against amounts due from counterparties in Russia, Belarus and Ukraine.

(b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their estimated fair values.

(c) Reflects a $41 million gain recognized upon the contribution of certain assets of Paramount+ in Denmark, Finland, Norway and Sweden to SkyShowtime, our streaming joint venture, as well as gains totaling $15 million from the sale of international intangible assets and a working capital adjustment to the gain from the fourth quarter 2021 sale of CBS Studio Center.

(d) Reflects a loss on the sale of a 37.5% interest in The CW and an impairment of an investment sold in the fourth quarter of 2022.

(e) Primarily reflects a deferred tax benefit resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations.

12

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts)    Twelve Months Ended December 31, 2021    Net Earnings Earnings from from Continuing Continuing Diluted EPS Operations Operations from Before Income Provision for Attributable to Continuing Taxes Income Taxes Paramount Operations Reported (GAAP) $ 5,206 $ (646) $ 4,381 $ 6.69 Items affecting comparability:    Restructuring (a) 100 (25) 75 .11 Net gain on dispositions (b) (2,343) 592 (1,751) (2.67) Gains from investments (c) (47) 11 (36) (.05) Loss on extinguishment of debt 128 (30) 98 .15 Pension settlement charge (d) 10 (2) 8 .01 Discrete tax items (e) — (517) (517) (.79) Impairment of equity-method investment,    net of tax — — 34 .05 Impact of antidilution of Mandatory    FBI Convertible Preferred Stock (f) — — — (.02) Adjusted (Non-GAAP) $ 3,054 $ (617) $ 2,292 $ 3.48 Reflects severance costs and the impairment of lease assets. Primarily reflects gains on the sales of CBS Studio Center, 51 West 52nd Street, and a noncore trademark licensing operation. Primarily reflects a gain of $37 million on the sale of an investment and a gain of $9 million from an increase in the fair value of an investment that was sold in the third quarter of 2021. Reflects the accelerated recognition of a portion of the unamortized actuarial losses due to the volume of lump sum benefit payments in one of our pension plans. Primarily reflects a benefit of $260 million to remeasure our United Kingdom (“U.K.”) net deferred income tax asset as a result of the enactment of an increase in the U.K. corporate income tax rate from 19% to 25% beginning April 1, 2023, a benefit of $229 million from the recognition of a capital loss associated with a change in the tax entity classification of a foreign subsidiary, as well as a net tax benefit in connection with the settlement of income tax audits. The weighted average number of common shares outstanding used in the calculation of reported diluted EPS from continuing operations was 655 million and in the calculation of adjusted diluted EPS from continuing operations was 646 million. These amounts differ because adjusted diluted EPS excludes the effect of the assumed conversion of our Mandatory Convertible Preferred Stock into shares of common stock since the impact would have been antidilutive. As a result, in the calculation of adjusted diluted EPS, the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the year ended December 31, 2021 of $44 million are deducted from net earnings from continuing operations.